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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OF 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


               October 8, 1998 (Date of earliest event reported)

                            UGLY DUCKLING CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

         DELAWARE                        000-20841                86-0721358
(State or Other Jurisdiction            (Commission             (IRS Employer
        of Incorporation)               File Number)          Identification No.)

          2525 East Camelback Road, Suite 500, Phoenix, Arizona 85016
               (Address of Principal Executive Offices) (Zip Code)

        Registrant's telephone number, including area code (602)852-6600

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5.  OTHER EVENTS.

         On October 8, 1998, Ugly Duckling Corporation (the "Company") announced that it expects to take charges to discontinued operations totaling approximately $4.8 million (net of income taxes), or $0.26 per diluted common share, in the third quarter ended September 30, 1998. Approximately $3.6 million, or $0.19 per diluted common share, of these charges relate to the Company's ongoing efforts to close the third-party dealer branch office network of Champion Financial Services, Inc., its wholly-owned subsidiary. These charges result from higher than estimated costs associated with the closing of the branch operations, which were discontinued in the first quarter of 1998, as well as greater than anticipated costs for the collection and liquidation of the associated loan portfolio. The remaining $1.2 million, or $0.07 per diluted common share, relates to costs incurred for the recently terminated rights offering by Cygnet Financial Corporation, a wholly-owned subsidiary of the Company ("Cygnet").

         Despite these charges to discontinued operations, the Company anticipates that earnings from continuing operations of its dealership business for the third quarter of 1998 will range from $0.09 to $0.12 per diluted common share, and that earnings from discontinued operations of its Cygnet non-dealership business, before giving effect to the charges described above, will range from $0.02 to $0.04 per diluted common share for the same period. These numbers are based on management's estimates of revenues and expenses relating to operations in the third quarter and were made prior to the Company's final determination of its operating results for that quarter, including the recording of closing and adjusting entries to the Company's accounting records. Accordingly, there can be no assurance that actual revenues and expenses will not differ from these estimates.

         Attached hereto as Exhibit 4.1 is a copy of Ugly Duckling Corporation's Supplement No. 2 to Offering Circular dated October 9, 1998, which describes Ugly Duckling Corporation's charge to discontinued operations. In addition, attached hereto as Exhibit 99.1 is a copy of Ugly Duckling Corporation's press release dated October 8, 1998 titled "Ugly Duckling Corporation Announces Third Quarter Charges For Discontinued Operations."


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)  Exhibits

EXHIBIT
NUMBER            DESCRIPTION

4.1 Supplement No. 2 to Offering Circular described in Item 5 above

99.1              Press Release dated October 8, 1998



                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   UGLY DUCKLING CORPORATION
                                                           (Registrant)



                                                By /s/ Steven P. Johnson
                                                  __________________________
                                                            (Signature)

                                                   Steven P. Johnson
                                                   Senior Vice President

Date  October 9, 1998

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                                EXHIBIT INDEX


EXHIBIT
NUMBER           DESCRIPTION
-------          -----------

4.1              Supplement No. 2 to Offering Circular described in Item 5

99.1             Press Release dated October 8, 1998